Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chang G. Park, CPA, Ph. D. t 2667 CAMINO DEL RIO SOUTH SUITE B t SAN DIEGO t CALIFORNIA 92108 t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.com t

July 29, 2010

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Dot VN, Inc. of our report dated on July 29, 2010, with respect to the audited consolidated financial statements of Dot VN, Inc., included in Form 10-K for the year ended April 30, 2010.

Very truly yours,

/s/Chang G. Park
Chang G. Park, CPA